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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement of Diacrin, Inc. for the Pre-Effective Amendment No. 1 to Form S-3/A (File No. 333-30968) of our report dated February 14, 2000, relating to the financial statements of Diacrin/Genzyme LLC, which appears in Diacrin, Inc.'s Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        PricewaterhouseCoopers LLP

Boston, Massachusetts
March 1, 2000